Mark Rubin

May 18, 1998

Dear Fellow Shareholder:

In a few short days, on Thursday May 21, 1998, the Annual Meeting of Shareholders of First Regional Bancorp will be held at the Cypress Room, Century Plaza Hotel and Tower, 2025 Avenue of the Stars at 11:00 a.m. Pacific Time.

TIME IS SHORT AND YOUR VOTE IS VERY IMPORTANT.

As you know, it is my belief that the current members of the board of directors have attempted to entrench themselves and are not acting in the best interests of all shareholders. Their most recent actions have only served to reinforce my convictions. Despite our repeated requests, the Board of Directors has refused to provide me with the information necessary to effectively communicate with you, the owners of the company. I URGE YOU TO VOTE THE ENCLOSED WHITE PROXY CARD TO ELECT AN INDEPENDENT SLATE OF DIRECTORS THAT WILL SERVE IN THE BEST INTERESTS OF ALL SHAREHOLDERS AND NOT IN THEIR OWN SELF INTERESTS.

                            PROTECT YOUR INVESTMENT
                       VOTE THE WHITE PROXY CARD TODAY!

Don't be fooled by management's latest correspondence. Their stock price chart begins in 1993 with a price of $1.75 per share. They neglect to point out that in 1979 the company went public at an effective cost basis of $5.00. The current Board of Directors would like for you to believe that the market value of your First Regional shares is attributed to the management team. You will also notice that the stock price chart ends with year end 1997. Well, what has happened since then? WHILE OTHER BANK STOCKS ARE SOARING OUR SHARES HAVE BEEN FLAT AT BEST. WE STARTED THE YEAR AT $10 AND CLOSED AT $9.875 ON MAY 14, 1998.

I would like to suggest that the recent increases in the value of bank stocks are directly related to the general consolidation in the industry. So what does the current Board want to do? They attempted to adopt anti-takeover measures and to entrench themselves. IT IS ONLY BECAUSE I STRENUOUSLY OBJECTED TO THE ADOPTION OF SUCH MEASURES THAT THE BOARD BACKED DOWN AND WITHDREW THEIR PROPOSAL. It is my position, and that of my nominees, that the Board has an obligation to maximize shareholder value, and we will take the steps necessary to achieve this objective.

                              EVERY VOTE COUNTS!

Cumulative voting gives all shareholders the right to nine votes for each share they own. If you appoint me as proxy, I intend to vote cumulatively to elect the maximum number of our six nominees possible under cumulative voting.

To assure that your shares are properly represented at the Annual Meeting, please take a few moments to review the enclosed voting instruction form. I ENCOURAGE YOU TO FAX YOUR VOTED PROXY TODAY TO (212) 929-0308. If you have any questions, or require assistance in voting your proxy, please call MacKenzie Partners, Inc., which is assisting me in this solicitation, toll free at (800) 322-2885. Thank you for your support.

Sincerely,



Mark Rubin
Vice Chairman of the Board
President, First Regional Bancorp.

                             PROXY VOTING INSTRUCTIONS

     May 21, 1998 Annual Meeting of Shareholders of First Regional Bancorp.


TO PROPERLY VOTE YOUR SHARES:
----------------------------

          Sign the proxy exactly as your name appears on the proxy card. If you hold a joint account, both owners should sign the proxy card. Be sure to indicate any official capacity you may have (President, Trustee, Custodian, Executor, General Partner, etc.), if it appears on the proxy card.

          Date the proxy card.

          We suggest you return it in the envelope provided today.

REGISTERED SHAREHOLDERS:
-----------------------

If you are a shareholder owning First Regional Bancorp Stock registered in your own name, you may either MAIL your signed and dated proxy card in the enclosed envelope addressed to MacKenzie Partners, Inc. or FAX your signed and dated proxy to MacKenzie Partners, Inc. to(212)929-0308. Please make sure to FAX both sides of the proxy card.

SHAREHOLDERS WITH STOCK HELD BY BANKS AND BROKERS.
-------------------------------------------------

If your shares are held by your bank or broker, they will be registered in the name of that bank or broker. Only your bank or broker can vote your shares for you, and they can only vote your shares after they have received specific instructions from you. Fill out your proxy card completely and return it in the envelope provided.

For further assistance please contact:

          MacKenzie Partners, Inc.
          156 Fifth Avenue
          New York, NY 10010

          Tel: (212) 929-5500
          Tel: (800) 322-2885
          Facsimile: (212) 929-0308